UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of 13.75% Senior Secured Notes due 2011

On April 1, 2008, Abitibi-Consolidated Company of Canada (“ACCC”) and Abitibi-Consolidated Inc. (“Abitibi”), both subsidiaries of AbitibiBowater Inc. (the “Company”) completed their private sale of $413.0 million aggregate principal amount of 13.75% Senior Secured Notes due 2011 (the “Secured Notes”) pursuant to a purchase agreement by and among ACCC, as issuer of the Secured Notes, Abitibi and certain of its subsidiaries, as guarantors of the Secured Notes, and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as initial purchasers of the Secured Notes.

The Secured Notes, which were issued pursuant to an Indenture dated April 1, 2008, by and among, ACCC, Abitibi, the additional subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee and collateral trustee (the “Secured Notes Indenture”), will mature on April 1, 2011, are guaranteed by Abitibi and all of Abitibi’s wholly owned restricted subsidiaries (other than certain immaterial subsidiaries) and any other restricted subsidiaries that guarantee the Senior Term Loan (as described below under this Item 1.01). ACCC will pay interest on the notes on April 1 and October 1 of each year with the first such payment to be made on October 1, 2008.

The Secured Notes (and the related guarantees) are secured on a first priority basis by a lien on certain fixed assets owned or acquired by ACCC or the guarantors (except Donohue Corp. and its restricted subsidiaries). The collateral securing the notes consists primarily of (i) mortgages on 11 pulp and paper mills, located in Canada and the United Kingdom and related rights of way; (ii) a pledge of ACCC’s 60% equity interest in Manicouagan Power Company, which owns and operates a hydroelectric plant on the Manicouagan river in Quebec, Canada; (iii) pledges of ACCC’s 75% equity interests in each of ACH Limited Partnership and its general partner, Abitibi-Consolidated Hydro Inc.; (iv) substantially all of the equipment (other than vehicles) and intellectual property of ACCC and the guarantors (other than Donohue Corp. and its restricted subsidiaries); (v) all records and documents of title relating to the above; and (vi) certain other rights incidental to the above items. Additionally, ACCC has agreed to use its commercially reasonable efforts to obtain all consents necessary to provide a mortgage on its Iroquois Falls, Ontario paper mill, subject to the satisfaction of certain conditions.

The Secured Notes are ACCC’s senior obligations and rank pari passu in right of payment with all of ACCC’s existing and future unsecured senior indebtedness, including the outstanding senior unsecured notes ACCC has issued, becomes a co-obligor under or guaranteed. The Secured Notes are effectively subordinated to obligations of ACCC under the Senior Term Loan, to the extent of the value of the collateral securing the Senior Term Loan. The Secured Notes are senior in right of payment to any existing and future subordinated indebtedness of ACCC, if any.

If a “change of control” of ACCC occurs, ACCC must give holders of the Secured Notes the opportunity to sell their Secured Notes to ACCC at a purchase price of 101% of their principal amount, plus accrued interest.

The Secured Notes Indenture contains covenants that limit ACCC’s and Abitibi’s ability and that of Abitibi’s restricted subsidiaries to: incur additional debt, create liens on assets, pay dividends or distributions on, or redeem or purchase, ACCC’s capital stock, make investments, engage in sale and leaseback transactions, engage in transactions with affiliates, transfer or sell assets, issue and sell equity interests in Abitibi’s wholly owned subsidiaries, guarantee debt, restrict dividends or other payments to ACCC, consolidate, merge or transfer all or substantially all of ACCC’s assets and the assets of its subsidiaries, and engage in unrelated businesses, subject to certain exceptions.

In connection with the sale of the Secured Notes, ACCC has also entered into a Registration Rights Agreement (the “Secured Notes Registration Rights Agreement”) pursuant to which ACCC has agreed to conduct an exchange offer with respect to the Secured Notes pursuant to which the holders of the Secured Notes can exchange their Secured Notes for notes that are substantially similar to Secured Notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). In addition, in certain circumstances, ACCC has also agreed to file a resale registration statement with respect to the Secured Notes.

The foregoing descriptions of the Secured Notes Indenture and the Secured Notes Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Secured Notes Indenture and the Secured Notes Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Issuance of 15.5% Senior Notes due 2010

In connection with the private exchange offers by ACCC for (i) outstanding 6.95% Senior Notes due 2008 issued by Abitibi, (ii) outstanding 5.25% Senior Notes due 2008 issued by ACCC and (iii) outstanding 7.875% Senior Notes due 2009 issued by Abitibi-Consolidated Finance L.P. (together with the notes listed in (i) and (ii) above, the “Existing ACI Notes”), on April 1, 2008, ACCC issued approximately $292.8 million principal amount of 15.5% Senior Notes due 2010 (the “Exchange Notes”). The Exchange Notes were issued pursuant to an Indenture dated April 1, 2008, by and among, ACCC, Abitibi, the additional subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee (the “Exchange Notes Indenture”). The Exchange Notes, which unsecured and are guaranteed by Abitibi and all of Abitibi’s wholly owned restricted subsidiaries (other than certain immaterial subsidiaries) and any other restricted subsidiaries that guarantee the Senior Term Loan (as described below under this Item 1.01), will mature on July 15, 2010. ACCC will pay interest on the notes on January 15 and July 15 of each year with the first such payment to be made on July 15, 2008.

The Exchange Notes are ACCC’s senior obligations and rank pari passu in right of payment with all of ACCC’s existing and future unsecured senior indebtedness, including the outstanding senior unsecured notes ACCC has issued, becomes a co-obligor under or guaranteed. The Exchange Notes are effectively subordinated to obligations of ACCC under the Senior Term Loan and the Secured Notes, to the extent the value of the collateral securing the Senior Term Loan and the Secured Notes. The Exchange Notes are senior in right of payment to any existing and future subordinated indebtedness of ACCC, if any.

If a “change of control” of ACCC occurs, ACCC must give holders of the Exchange Notes the opportunity to sell their Exchange Notes to ACCC at a purchase price of 101% of their principal amount, plus accrued interest.

The Exchange Notes Indenture governing the Exchange Notes contains covenants that limit ACCC’s and Abitibi’s ability and that of Abitibi’s restricted subsidiaries to: incur additional debt, create liens on assets, pay dividends or distributions on, or redeem or purchase, ACCC’s capital stock, make investments, engage in sale and leaseback transactions, engage in transactions with affiliates, transfer or sell assets, issue and sell equity interests in Abitibi’s wholly owned subsidiaries, guarantee debt, restrict dividends or other payments to ACCC, consolidate, merge or transfer all or substantially all of ACCC’s assets and the assets of its subsidiaries, and engage in unrelated businesses, subject to certain exceptions.

In connection with the issuance of the Exchange Notes, ACCC has also entered into a Registration Rights Agreement (the “Exchange Notes Registration Rights Agreement”) pursuant to which ACCC has agreed to conduct an exchange offer with respect to the Exchange Notes pursuant to which the holders of the Exchange Notes can exchange their Exchange Notes for notes substantially similar to the Exchange Notes that have been registered under the Securities Act. In addition, in certain circumstances, ACCC has also agreed to file a resale registration statement with respect to the Exchange Notes.

The foregoing descriptions of the Exchange Notes Indenture and the Exchange Notes Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Exchange Notes Indenture and the Exchange Notes Registration Rights Agreement, which are filed as Exhibits 10.3 and 10.4 hereto, and are incorporated herein by reference.

As part of the exchange offers, in tendering their Existing ACI Notes, holders of the Existing ACI Notes also consented to certain amendments to the indentures governing the Existing ACI Notes to eliminate from such indentures the covenants included therein with respect to the limitation on liens and sale and leaseback transactions. In addition, the tendering holders of Existing ACI Notes, by tendering their Existing ACI Notes also agreed not to exercise or enforce any of their rights or remedies under the applicable Existing ACI Notes indentures with respect to the Existing ACI Notes until April 8, 2008. Copies of the supplemental indentures entered into with respect to the remaining Existing ACI Notes outstanding are filed as Exhibits 10.5, 10.6 and 10.7 hereto and are incorporated herein by reference.

The 6.95% Senior Notes due 2008 matured on April 1, 2008 and on that date, the remaining 6.95% Senior Notes that were not tendered in the exchange offers as of that date were paid in full. The exchange offers expired on April 4, 2008 and, in connection therewith, additional $229,000 aggregate principal amount of Exchange Notes will be issued on April 8, 2008 with respect to Existing ACI Notes tendered between March 31, 2008 and the expiration date of the exchange offers.

Sale of 8.0% Senior Convertible Notes due 2013

On April 1, 2008, the Company completed its previously announced sale of $350 million aggregate principal amount of 8.0% Convertible Notes due 2013 (the “Convertible Notes”) to Fairfax Financial Holdings Limited (“Fairfax”). The Convertible Notes, which are guaranteed by Bowater Incorporated, a wholly owned subsidiary of the Company (“Bowater”), were issued pursuant to an Indenture dated April 1, 2008, by and among the Company, Bowater, and The Bank of New York Trust Company, N.A., as trustee (the “Convertible Notes Indenture”).

The Convertible Notes bear interest at a rate of 8% per annum or 10% per annum if the Company elects to pay interest through the issuance of additional Convertible Notes as “pay in kind”. Interest on the Convertible Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2008. The Convertible Notes will mature on April 15, 2013.

The Convertible Notes are convertible into shares of common stock of the Company at any time prior to the close of business on the business day immediately preceding the maturity date based on an initial conversion rate of 100 shares per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $10.00 per share), subject to certain antidilution adjustments. The conversion of the full amount of the Convertible Notes is subject to filings under the Hart-Scott-Rodino Antitrust Improvements Act. In the event of a “fundamental change” (defined as a change in control of the Company or termination of trading of the Company’s common stock), the Company must give holders of the Convertible Notes the opportunity to sell their Convertible Notes to the Company at a purchase price of 110% of their principal amount, plus accrued interest. The Convertible Notes Indenture also includes customary covenants and events of default.

In connection with the sale of the Convertible Notes, the Company also entered into a Registration Rights Agreement (the “Convertible Notes Registration Rights Agreement”) pursuant to which the Company has agreed to register for resale the shares of the Company’s common stock underlying the Convertible Notes.

The foregoing descriptions of the Convertible Notes Indenture and the Convertible Notes Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Convertible Notes Indenture and the Convertible Notes Registration Rights Agreement, which are filed as Exhibits 10.8 and 10.9 hereto, and are incorporated herein by reference.

Senior Secured Term Loan

On April 1, 2008, ACCC entered into a $400 million Senior Secured Senior Term Loan (the “Senior Term Loan”) with a syndicate of lenders. The Senior Term Loan has a maturity of 364 days and is guaranteed by Abitibi, Donohue Corp. and certain of their respective subsidiaries. The Senior Term Loan is secured primarily by the personal property (including accounts receivable and inventory, but excluding equipment, intellectual property and capital stock of subsidiaries) of ACCC, Abitibi and the other guarantors, as well as substantially all of the assets (including fixed assets) of Donohue Corp. and its subsidiaries. The Senior Term Loan is effectively senior to the Secured Notes and the Exchange Notes to the extent of the collateral securing the Senior Term Loan. On April 8, 2008, ACCC used approximately $3.1 million of the cash reserved for potential settlement of Existing ACI Notes (which cash was not needed because no additional Existing ACI Notes were tendered in the exchange offers after March 31, 2008) to pay down the principal amount outstanding under the Senior Term Loan. In addition, ACCC will be required to use $50 million of the proceeds it receives from the previously announced sale of its Snowflake, Arizona mill to further pay down the principal amount of the Senior Term Loan. Amounts borrowed under the

Senior Term Loan accrue interest at a floating rate based on LIBOR plus 800 basis points, with a 3.5% LIBOR floor, payable quarterly.

The Senior Term Loan is subject to mandatory prepayment, in addition to those specific prepayment requirements discussed above, with, in general: (i) 100% of the net cash proceeds of the sale of any property or assets that secure the Senior Term Loan; (ii) subject to certain reinvestment rights, 50% of the net cash proceeds of the sale of any property or assets of ACCC, the guarantors thereunder and their respective subsidiaries that do not secure the Senior Term Loan or the notes being offered hereby; (iii) 100% of the net cash proceeds of certain insurance and condemnation payments, subject to certain exceptions and reinvestment rights; (iv) 100% of the net cash proceeds of debt incurrences (other than debt incurrences permitted under the Senior Term Loan); and (v) any amount necessary so that the aggregate principal amount of the loans outstanding under the Senior Term Loan (net of any prepayments) shall not exceed the lesser of (a) $450.0 million and (b) the Current Asset Amount. “Current Asset Amount” is defined as the sum of (i) a specified percentage of net eligible accounts receivable of ACCC and the guarantors, subject to certain exceptions and limitations, and (ii) a specified percentage of the book value of net eligible inventory of ACCC and the guarantors, subject to certain exceptions and limitations, minus (iii) reserves established by the agents under the Senior Term Loan in their commercially reasonable discretion. Consequently, decreases in the amount of net eligible accounts receivable or net eligible inventory could require ACCC to prepay amounts under the Senior Term Loan when it may not possess the cash required to do so. Amounts prepaid under the Senior Term Loan may not be reborrowed.

The Senior Term Loan contains various customary affirmative and negative covenants (subject to materiality thresholds, baskets, and customary exceptions and qualifications), including, but not limited to, restrictions on the ability of ACCC, the guarantors thereof and their subsidiaries to (i) incur additional indebtedness and guarantee obligations, (ii) create liens on certain assets, (iii) make restricted junior payments, (iv) restrict distributions from subsidiaries, (v) make investments, loans or advances, (vi) engage in mergers or consolidations, (vii) dispose of subsidiary interests or other assets, (viii) make acquisitions, (ix) enter into sale-leaseback transactions, (x) engage in certain transactions with shareholders and affiliates, (xi) change the conduct of business, (xii) amend or waive organizational documents, (xiii) amend or waive certain indebtedness, (xiv) change the fiscal year, or (xv) engage in hedging transactions.

The Senior Term Loan contains customary events of default (subject to mutually agreed exceptions, thresholds and grace periods).

The foregoing descriptions of the Senior Term Loan does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement dated April 1, 2008, which is filed as Exhibits 10.10 hereto, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in response to Item 1.01 with respect to the Secured Notes, the Exchange Notes, the Convertible Notes and the Senior Term Loan is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	13.75% Senior Secured Notes due 2011 Indenture, dated April 1, 2008, by and among Abitibi-Consolidated Company of Canada, the Guarantor Parties Named Therein and Wells Fargo, National Association.

10.2	13.75% Senior Secured Notes due 2011 Exchange and Registration Rights Agreement, dated April 1, 2008.

10.3	15.5% Senior Notes due 2010 Indenture, dated April 1, 2008, by and among Abitibi-Consolidated Company of Canada, the Guarantor Parties Named Therein and Wells Fargo, National Association.

10.4	15.5% Senior Notes due 2010 Exchange and Registration Rights Agreement, dated April 1, 2008.

10.5	Fourth Supplemental Indenture, dated April 1, 2008, to the Indenture Governing the 6.95% Senior Notes due 2008.

10.6	First Supplemental Indenture, dated April 1, 2008, to the Indenture Governing the 5.25% Senior Notes due 2008.

10.7	Fifth Supplemental Indenture, dated April 1, 2008, to the Indenture Governing the 7.875% Senior Notes due 2009.

10.8	8% Senior Convertible Notes due 2013 Indenture, dated April 1, 2008, by and among AbitibiBowater Inc., Bowater Incorporated and The Bank of New York Trust Company, N.A.

10.9	8% Senior Convertible Note due 2013 Registration Rights Agreement, dated April 1, 2008.

10.10	Credit and Guaranty Agreement, dated April 1, 2008, by and among Abitibi-Consolidated Company of Canada, Abitibi-Consolidated Inc., Certain Subsidiaries and Affiliates of Abitibi-Consolidated Inc., Goldman Sachs Credit Partners L.P., Wachovia Capital Markets, LLC and the Various Lenders Named Therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Senior Vice President and Chief Financial Officer

Dated: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	13.75% Senior Secured Notes due 2011 Indenture, dated April 1, 2008, by and among Abitibi-Consolidated Company of Canada, the Guarantor Parties Named Therein and Wells Fargo, National Association.

10.2	13.75% Senior Secured Notes due 2011 Exchange and Registration Rights Agreement, dated April 1, 2008.

10.3	15.5% Senior Notes due 2010 Indenture, dated April 1, 2008, by and among Abitibi-Consolidated Company of Canada, the Guarantor Parties Named Therein and Wells Fargo, National Association.

10.4	15.5% Senior Notes due 2010 Exchange and Registration Rights Agreement, dated April 1, 2008.

10.5	Fourth Supplemental Indenture, dated April 1, 2008, to the Indenture Governing the 6.95% Senior Notes due 2008.

10.6	First Supplemental Indenture, dated April 1, 2008, to the Indenture Governing the 5.25% Senior Notes due 2008.

10.7	Fifth Supplemental Indenture, dated April 1, 2008, to the Indenture Governing the 7.875% Senior Notes due 2009.

10.8	8% Senior Convertible Notes due 2013 Indenture, dated April 1, 2008, by and among AbitibiBowater Inc., Bowater Incorporated and The Bank of New York Trust Company, N.A.

10.9	8% Senior Convertible Note due 2013 Registration Rights Agreement, dated April 1, 2008.

10.10	Credit and Guaranty Agreement, dated April 1, 2008, by and among Abitibi-Consolidated Company of Canada, Abitibi-Consolidated Inc., Certain Subsidiaries and Affiliates of Abitibi-Consolidated Inc., Goldman Sachs Credit Partners L.P., Wachovia Capital Markets, LLC and the Various Lenders Named Therein.